SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2002

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

                On March 27, 2002, United Surgical Partners International, Inc. (the Company) acquired 100% of the outstanding common and preferred stock of SURGICOE Corporation, a Georgia corporation which owns, manages, and develops surgical facilities in Georgia, Oklahoma, and Texas.  The Company paid the shareholders of SURGICOE approximately $5.3 million in cash, which was based upon a multiple of pro forma earnings and was funded from operations.  The terms of the agreement provide for the Company to make additional payments in the future should certain facilities, including some that are operational and some that are currently under development, meet specified performance targets.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

It is impractical to provide at this time the financial statements and pro forma financial information required by Item 7(a) and 7(b) for the acquired business described above.  The Company anticipates filing this information in an amendment to this Form 8-K on or prior to June 10, 2002.

(c)                                  Exhibits:

2.1                                 Agreement and Plan of Reorganization, dated March 26, 2002, by and among United Surgical Partners International, Inc., USP Acquisition Corporation, SURGICOE Corporation, and each of the shareholders of SURGICOE named in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Surgical Partners International, Inc.

	By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized
to sign this report on behalf of the Registrant)

	By:	/s/ John J. Wellik
John J. Wellik
Vice President and Controller
(Principal Accounting Officer)
Date: April 11, 2002